EXHIBIT 23.2

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the 1996 Employee Stock Purchase Plan of Unify Corporation of our report dated June 3, 2004, with respect to the 2003 and 2004 consolidated financial statements and schedules of Unify Corporation included in the Annual Report (Form 10-K) for the year ended April 30, 2004.

/s/ Ernst & Young LLP

Sacramento, California
November 19, 2004